Exhibit 99.1

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Investor Relations
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Delta Reports Financial and Operating Performance for May 2016

ATLANTA, June 2, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for May 2016.

Consolidated passenger unit revenue (PRASM) for the month of May declined 5.0% year over year due to persistent close-in domestic yield weakness and continued pressures from foreign exchange.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
May consolidated PRASM change year over year	(5.0)%
May mainline completion factor	99.9%
May on-time performance (preliminary DOT A14)	88.6%

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 337 destinations in 62 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	May 2016	May 2015	Change		May 2016	May 2015	Change

RPMs (000):
Domestic	11,457,757	10,878,442	5.3%		51,861,283	49,295,504	5.2%
Delta Mainline	9,635,787	9,096,893	5.9%		43,511,130	40,945,982	6.3%
Regional	1,821,970	1,781,549	2.3%		8,350,153	8,349,522	0.0%
International	7,360,660	7,343,755	0.2%		32,011,659	32,029,359	(0.1%)
Latin America	1,595,517	1,548,046	3.1%		8,970,351	8,408,298	6.7%
Delta Mainline	1,552,860	1,517,139	2.4%		8,722,314	8,248,968	5.7%
Regional	42,657	30,907	38.0%		248,038	159,330	55.7%
Atlantic	3,750,611	3,736,730	0.4%		13,745,874	13,948,863	(1.5%)
Pacific	2,014,531	2,058,979	(2.2%)		9,295,434	9,672,198	(3.9%)
Total System	18,818,416	18,222,197	3.3%		83,872,942	81,324,863	3.1%

ASMs (000):
Domestic	13,205,675	12,514,992	5.5%		61,629,466	58,298,652	5.7%
Delta Mainline	10,982,663	10,359,183	6.0%		51,013,273	47,684,090	7.0%
Regional	2,223,012	2,155,809	3.1%		10,616,193	10,614,562	0.0%
International	8,861,338	8,810,407	0.6%		39,382,766	39,920,855	(1.3%)
Latin America	1,898,479	1,898,608	(0.0%)		10,830,876	10,349,415	4.7%
Delta Mainline	1,843,297	1,859,495	(0.9%)		10,514,813	10,137,568	3.7%
Regional	55,182	39,113	41.1%		316,063	211,847	49.2%
Atlantic	4,649,777	4,523,251	2.8%		17,792,272	17,994,615	(1.1%)
Pacific	2,313,082	2,388,548	(3.2%)		10,759,618	11,576,825	(7.1%)
Total System	22,067,013	21,325,399	3.5%		101,012,232	98,219,507	2.8%

Load Factor:
Domestic	86.8%	86.9%	(0.1)	pts	84.2%	84.6%	(0.4)	pts
Delta Mainline	87.7%	87.8%	(0.1)	pts	85.3%	85.9%	(0.6)	pts
Regional	82.0%	82.6%	(0.6)	pts	78.7%	78.7%	0.0	pts
International	83.1%	83.4%	(0.3)	pts	81.3%	80.2%	1.1	pts
Latin America	84.0%	81.5%	2.5	pts	82.8%	81.2%	1.6	pts
Delta Mainline	84.2%	81.6%	2.6	pts	83.0%	81.4%	1.6	pts
Regional	77.3%	79.0%	(1.7)	pts	78.5%	75.2%	3.3	pts
Atlantic	80.7%	82.6%	(1.9)	pts	77.3%	77.5%	(0.2)	pts
Pacific	87.1%	86.2%	0.9	pts	86.4%	83.5%	2.9	pts
Total System	85.3%	85.4%	(0.1)	pts	83.0%	82.8%	0.2	pts

Mainline Completion Factor	99.9%	99.8%	0.1	pts

Passengers Boarded	16,338,853	15,555,603	5.0%		73,490,216	70,344,025	4.5%

Cargo Ton Miles (000):	163,763	181,684	(9.9%)		798,219	907,522	(12.0%)

a Results include flights operated under contract carrier arrangements